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                                                                   Exhibit 10.23

               SIXTH AMENDMENT TO REVOLVING LOAN AGREEMENT BETWEEN AMSOUTH BANK AND SURGICAL LASER TECHNOLOGIES DATED MAY 31, 2000

RESOLVED, that effective February 27, 2003, AmSouth Bank and Surgical Laser Technologies, Inc. hereby declare and certify by the signatures indicated below, that Article II, Sections 2.01, 2.06 and 2.10, the contents of which as represented in these subparagraphs and as found on pages 5, 6 and 7 of the Revolving Loan Agreement dated May 31, 2000, regarding the Borrower's aggregate principal amount under the revolving credit and the pledge of $2,000,000 of cash collateral thereto, should be amended and restated as follows, having already been amended by a First Amendment dated as of February 20, 2002; by a Second Amendment dated as of June 27, 2002; by a Third Amendment dated as of February 27, 2003; by a Fourth Amendment dated as of February 27, 2003; and by a Fifth Amendment dated as of February 27, 2003:

     SECTION   2.01.    REVOLVING CREDIT

     The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the "Loan") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed at any time outstanding One Million and No/100 Dollars ($1,000,000), as such amount may be reduced pursuant to Section
2.02 (the "Commitment"). The Loan, or a portion thereof, may be repaid and re-borrowed, and further repaid and re-borrowed, and so on, pursuant to the procedures, terms and conditions of the Note and this Agreement.

     SECTION   2.06.    NOTE.

     The Loan shall be evidenced by a Master Note For Business And Commercial Loans (the "Note") payable to the order of the Bank, duly executed by the Borrower, dated the date of this Agreement in the principal amount of One Million and No/100 Dollars ($1,000,000), bearing interest on amounts advanced and outstanding thereunder from the date of advance until paid at the rate per annum as set forth therein.

     SECTION   2.10.    COLLATERAL.

     As security for the Loan, the Borrower shall execute and deliver to the Bank at closing such security agreements, pledge agreements and UCC-1 financing statements on forms acceptable to the Bank, grant to the Bank, among other things, a first priority lien on all business assets, including, but not limited to, accounts receivable, equipment, inventory, patents and other general intangibles as the Bank may require. From and after the date of the Sixth Amendment hereto, Borrower, having paid $2,000,000 against the outstanding Loan, shall no longer be required to maintain a pledge of cash or cash equivalents under an Investment Property Control Agreement in the Bank's favor.

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Accepted and Agreed as of this 27th day of February, 2003.


AmSouth Bank                                Surgical Laser Technologies, Inc.

By: /s/ Rhett D. Jordan                     By: /s/ Jeffrey O'Donnell
Rhett D. Jordan                             Jeffrey O'Donnell
Its Vice President                          Its President and CEO


                                            By: /s/ Dennis McGrath
                                            Dennis McGrath
                                            Its Chief Financial Officer